UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2014

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On July 15, 2014, Bonanza Creek Energy, Inc. (the “Company”) and its subsidiaries (the “Guarantors”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the several underwriters named therein, in connection with the registered underwritten public offering of $300 million aggregate principal amount of the Company’s 5.75% senior unsecured notes due 2023 (the “Notes”). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Guarantors, on the one hand, and the underwriters, on the other, have agreed to indemnify each other against certain liabilities. The closing of the sale of the Notes occurred on July 18, 2014. The net proceeds from the sale of the Notes, after deducting the underwriting discounts and estimated offering expenses, were approximately $293.7 million.

Several of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates, for which they have received, or may in the future receive, customary fees and commissions for those transactions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by reference to the terms of the Underwriting Agreement.

Base Indenture and First Supplemental Indenture

The Notes were issued pursuant to the Indenture, dated as of July 18, 2014 (the “Base Indenture”), among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (“Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of July 18, 2014 (the “First Supplemental Indenture”), by and among the Company, the Guarantors and the Trustee, setting forth the specific terms applicable to the Notes. The Base Indenture, as amended and supplemented by the First Supplemental Indenture, is referred to herein as the “Indenture.”

The Notes are general senior unsecured obligations of the Company and will mature on February 1, 2023.  Interest on the Notes will accrue at the rate of 5.75% and will be payable semiannually in arrears on August 1 and February 1, commencing on February 1, 2015. Each of the Company’s subsidiaries that incurs or guarantees certain indebtedness, including the Company’s revolving credit facility, guarantees the Notes. The Notes may be guaranteed by additional subsidiaries in the future under certain circumstances. These guarantees are senior unsecured obligations of the Guarantors.

On or after August 1, 2018, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and special interest, if any, on the Notes redeemed, to the date of redemption, if redeemed during the twelve-month period beginning on August 1 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Date	Percentage
2018	102.875%
2019	101.438%
2020 and thereafter	100.000%

At any time prior to August 1, 2018, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a make-whole premium together with accrued and unpaid interest and special interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date. Before August 1, 2017, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes, upon not less than 30 nor more than 60 days’ notice, with an amount of cash not greater than the net cash proceeds of certain sales of the Company’s equity securities at a redemption price of 105.75% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and special interest, if any, to the date of redemption (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date), provided that at least 65% of the aggregate principal amount of the Notes originally issued remain outstanding after such redemption and the redemption occurs within 90 days of the closing of such equity offering.

If the Company experiences certain specific kinds of changes in control described in the Indenture, the Company must offer to purchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest. In some circumstances as described in the Indenture, the Company may be required to use proceeds of asset sales to offer to purchase the Notes with the net proceeds of the sale at 100% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) issue preferred stock; (iii) consolidate, merge or transfer all or substantially all of the Company’s assets; (iv) pay dividends on, redeem or repurchase the Company’s capital stock; (v) repurchase or redeem the Company’s subordinated debt; (vi) make certain investments; (vii) create or incur liens; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; and (x) enter into agreements that restrict distributions or other payments from the Company’s restricted subsidiaries to the Company. As of the date of the Indenture, all of the Company’s subsidiaries will be restricted subsidiaries. The restrictive covenants set forth in the Indenture are subject to important exceptions and qualifications.

The foregoing description of the Indenture is a summary and is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the form of the Notes, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under the sub-heading “Indenture” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 15, 2014, the Company issued press releases relating to the announcement and pricing of the Notes offering. Copies of each of the Company’s press releases are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. On July 18, 2014, the Company issued a press release announcing the closing of the Notes offering. A copy of the Company’s press release is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated July 15, 2014, among Bonanza Creek Energy, Inc., the subsidiary guarantors named therein and RBC Capital Markets, LLC, as representative of the underwriters named therein.

4.1	Indenture, dated July 18, 2014, among Bonanza Creek Energy, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated July 18, 2014, among Bonanza Creek Energy, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 5.75% Senior Note due 2023 (included in Exhibit 4.2 hereto).

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1 hereto).

99.1	Press release issued July 15, 2014 announcing proposed public offering of senior notes.

99.2	Press release issued July 15, 2014 announcing the pricing of an upsized offering of senior notes.

99.3	Press release issued July 18, 2014 announcing the closing of the offering of senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: July 18, 2014	By:	/s/ Christopher I. Humber
Christopher I. Humber Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
1.1

Underwriting Agreement, dated July 15, 2014, among Bonanza Creek Energy, Inc., the subsidiary guarantors named therein and RBC Capital Markets, LLC, as representative of the underwriters named therein.

4.1	Indenture, dated July 18, 2014, among Bonanza Creek Energy, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture, dated July 18, 2014, among Bonanza Creek Energy, Inc., the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 5.75% Senior Note due 2023 (included in Exhibit 4.2 hereto).

5.1	Opinion of Mayer Brown LLP.

23.1	Consent of Mayer Brown LLP (included in Exhibit 5.1 hereto).

99.1	Press release issued July 15, 2014 announcing proposed public offering of senior notes.

99.2	Press release issued July 15, 2014 announcing the pricing of an upsized offering of senior notes.

99.3	Press release issued July 18, 2014 announcing the closing of the offering of senior notes.